Exhibit 99.1

Black Cactus Global, Inc Announces New Leadership and Acquisition of Innovative Technology

Internet of Economies software company providing blockchain secure platform solutions for
Fin-tech, Media and other sectors

TORONTO, July 16, 2020 (GLOBE NEWSWIRE) -- Black Cactus Global, Inc. (OTCBB: BLGI) (“BLGI” or the “Company”) announced today the appointment of a new leadership team and the acquisition of industry leading blockchain development software technology. The Company has also filed all required periodic reports with the Securities and Exchange Commission and is now current.

BLGI’s entire former Board of Directors and management, except for Jeremy Towning, has resigned. The new leadership team, led by Lawrence P. Cummins, CEO is now in place.

Lawrence P. Cummins is the President and CEO of Charteris, Mackie, Baillie & and Cummins Limited (CMBC) whose primary focus has been the development of commercial solutions for Asset Management for complex financial transactions. In addition, a new disruptive media publishing platform for music, video and books, which utilizes Data Science, Artificial Intelligence “machine learning algorithms”, Cloud Computing, Blockchain Integration for implementing smart contracts for Internet of economies with analytics and predictive modeling has been added to the Company’s breakthrough offerings.

Lawrence C. Cummins has been appointed Vice President in charge of Special Projects. A graduate of the University of Illinois Chicago’s School of Design, he was a research grant assistant on a joint project with the National Aeronautics and Space Administration and a Project and Media Design Manager for products developed by CMBC.

BLGI has entered into a Software License Agreement with CMBC for the use of its IP that supports the blockchain based development platform that BLGI will commercialize by developing solutions for a broad range of industries. CMBC has also assigned all the rights and benefits to BLGI of the Software License it granted Benchmark Advisors (Bahamas) Limited, a Broker Dealer and Investment Advisor licensed by the Securities Commission of the Bahamas. In exchange for these two transactions BLGI has issued CMBC 294,109,944 shares of common stock.

BLGI’s new website www.blgi.net, offers additional information. The Company will operate from Chicago, London and Melbourne Australia. The mailing address is 2027 W. Division Street, Suite 137, Chicago, IL.

About Black Cactus Global, Inc.

At the core of any data science company is the need to optimize a client’s assets, whether the asset is financial trading data or sensitive health care information. As technology across all asset driven industries is moving toward blockchain and A.I infrastructures, many organizations are rushing to adapt to these new technologies. At BLGI we remove the guesswork from data driven asset optimization. We deliver high-impact strategies that extend our clients assets’ life, reduce life-cycle costs and ensure the assets availability. Doing so aids our clients in embracing these new emerging technologies and empower them to compete in an ever-changing digital landscape.

For additional news and information please visit BLGI’s website at www.blgi.net or by contacting BLGI as follows:

Contact Information

Lawrence P. Cummins

Tel: 1-773-683-1671

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this press release. These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of BLGI’s disclosures. BLGI cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “projects,” “should,” or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. BLGI does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. Additional information respecting factors that could materially affect BLGI and its operations are contained in its annual report on Form 10-K for the year ended April 30, 2019, as filed with the Securities and Exchange Commission.